CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of National Lampoon Inc. on Form S-8, SEC File Numbers 333-139060, 333-91260 and 333-50932 which were filed with the commission on December 1, 2006, June 26, 2002 and November 30, 2000 , respectively, of our Independent Registered Public Accounting Firm’s Report dated November 1, 2006 covering the consolidated financial statements of National Lampoon Inc. and Subsidiaries for year ended July 31, 2006.

/S/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, California
November 28, 2007